Exhibit 99.1

Live Ventures Appoints Virland A. Johnson as
Chief Financial Officer

LAS VEGAS (January 5, 2017) — Live Ventures Incorporated (Nasdaq:LIVE) (“Live Ventures” or the “Company”), a diversified holding company, announces today the appointment of Virland A. Johnson, CPA as its chief financial officer.

“Virland is a fantastic choice to take over this position based on his extensive experience in both publicly traded and private companies and we welcome him into the fold. He has already been with the Company for a couple of months as a consultant, and rapidly acclimated to and improved upon our systems,” said Jon Isaac, CEO of Live Ventures Incorporated. “The diverse companies with whom he has worked is reflective of our business model of acquiring diverse, revenue-positive companies and managing them under the single Live Ventures umbrella. His agility and ability to understand multiple businesses will serve Live Ventures well.”

Mr. Johnson joins the Company with more than 25 years of operational and financial experience in a variety of industries. Prior to joining Live Ventures, he served as senior director of revenue at Scottsdale, Ariz.-based JDA Software Group, Inc. Prior to that, he held various financial positions throughout the Scottsdale area, including Cultural Experiences Abroad, Inc., Chamberlain Group, Inc. and Fender Musical Instruments. In addition, he has held operational positions at Keisler Enterprises, Inc., where he served as president, Unitech Industries, where he served as CEO, Innovative Environmental Products, Inc., where he served as chief operating officer and at Cultural Experiences Abroad, where he also served as executive vice president of operations. Mr. Johnson holds a BS in accountancy from Arizona State University and is a Certified Public Accountant.

“Live Ventures is one of those rare companies that has developed a business approach designed specifically to enhance shareholder value by seeking out companies that know how to do their business and acquiring and further developing them to achieve success beyond their original aspiration,” said Mr. Johnson. “I’m looking forward to working closely with management to continue to elevate the company’s growing reputation and Live Ventures into a premiere brand.”

About Live Ventures Incorporated
Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. The Company operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, it maintains, through its subsidiary, ModernEveryday, an online consumer products retailer and, through its subsidiary, Marquis Industries, a specialty, high-performance yarns manufacturer, hard-surfaces re-seller, which is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry.  Most recently, the company acquired Vintage Stock, Inc., an award-winning entertainment featuring movies, classic and new video games, music, collectible comics and toys, and the ability to special order and ship product worldwide to the customer’s doorstep. Vintage Stock is America’s largest entertainment superstore chain.

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In December, its largest stockholder and a third party that for years had provided a large, standby lending arrangement, agreed to lock up all of their shares for five years (through December 31, 2021). To ensure that lock-up arrangement, they exchanged all of their shares for a series of “common equivalent” preferred stock, which is not redeemable; has no liquidation preference and virtually identical dividends (if any are declared); has no board seats and votes with the common stock; and is convertible back into common stock without any dilution (based on its original exchange from common stock). Accordingly, the Company’s common stock was reduced from approximately 2.8 million to 2.0 million shares.

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Forward-Looking and Cautionary Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures Incorporated may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance.  The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2016, most recent Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Tim Matula, investor relations

425-836-9035

tmatula@live-ventures.com

http://live-ventures.com

Source: Live Ventures Incorporated

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